Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

by and among

ATLAS RESOURCE PARTNERS, L.P.

and

ATLAS ENERGY, L.P.

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of July 31, 2013, by and among Atlas Resource Partners, L.P., a Delaware limited partnership (“Atlas”), and Atlas Energy, L.P., a Delaware limited partnership (the “Purchaser”).

WHEREAS, this Agreement is made in connection with the Closing of the issuance and sale of Convertible Class C Preferred Units pursuant to the Class C Preferred Unit Purchase Agreement, dated as of June 9, 2013, by and among Atlas and the Purchaser (the “Purchase Agreement”);

WHEREAS, Atlas has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchaser pursuant to the Purchase Agreement; and

WHEREAS, it is a condition to the obligations of the Purchaser and Atlas under the Purchase Agreement that this Agreement be executed and delivered.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement. The terms set forth below are used herein as so defined:

“Agreement” has the meaning specified therefor in the introductory paragraph.

“Atlas” has the meaning specified therefor in the introductory paragraph.

“Business Combination Event” has the meaning specified therefor in Section 2.01(b) of this Agreement.

“Certificate of Designation” means the Certificate of Designation of the powers, preferences and relative, participating, optional, and other special rights and qualifications, limitations and restrictions thereof of Class C Preferred Units of Atlas Resource Partners, L.P., dated as of July 31, 2013.

“Closing Date” has the meaning specified therefor in the Purchase Agreement.

“Common Unit Price” means the volume-weighted average closing price of the Common Units on the principal market on which the Common Units are then traded during the ten (10) Trading Days prior to the date of measurement.

“Common Units” means common units representing limited partnership interests of Atlas.

“Effectiveness Period” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“Holder” means a holder, directly or indirectly, including pursuant to a total return swap or similar transaction, of any Registrable Securities; provided, however, that no indirect holder shall be deemed to be a Holder unless and until the record holder and such indirect holder provide notice to Atlas that such indirect holder shall be deemed to be the Holder for purposes hereof.

“Losses” has the meaning specified therefor in Section 2.07(a) of this Agreement.

“Managing Underwriter” means, with respect to any Underwritten Offering, the book-running lead manager of such Underwritten Offering.

“Mandatory Conversion Date” has the meaning specified in Section 2 of the Certificate of Designation.

“Optional Conversion Date” has the meaning specified therefor in Section 8(a) of the Certificate of Designation.

“Preferred Units” means convertible Class C Preferred Units representing limited partnership interests of Atlas, as described in the Limited Partnership Agreement of Atlas, as amended by the Certificate of Designation, and issued pursuant to the transactions contemplated by the Purchase Agreement.

“Purchase Agreement” has the meaning specified therefor in the recitals of this Agreement.

“Purchaser” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Purchaser Underwriter Registration Statement” has the meaning specified therefor in Section 2.03(n) of this Agreement.

“Registrable Securities” means the Common Units issuable upon the conversion of the Preferred Units and the Common Units issuable upon exercise of the Warrants, all of which Registrable Securities are subject to the rights provided herein until such rights terminate pursuant to the provisions hereof.

“Registration Expenses” has the meaning specified therefor in Section 2.06(a) of this Agreement.

“Registration Statement” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“Selling Expenses” has the meaning specified therefor in Section 2.06(a) of this Agreement.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

“Warrants” means the warrants to purchase Common Units issued to the Purchaser upon the issuance of the Preferred Units.

Section 1.02 Registrable Securities. Any Registrable Security will cease to be a Registrable Security when: (a) a registration statement covering such Registrable Security is effective and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in force) under the Securities Act; (c) such Registrable Security is held by Atlas or one of its Subsidiaries; or (d) such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities (but shall not include any such sale or transfer pursuant to a total return swap or similar transaction with respect to such Registrable Security).

ARTICLE II

REGISTRATION RIGHTS

Section 2.01 Registration.

(a) Registration Rights. Atlas shall, within 90 days of the issuance of Common Units upon the conversion of Preferred Units or the exercise of Warrants, prepare and file a registration statement under the Securities Act to permit the resale of such Registrable Securities from time to time, including as permitted by Rule 415 under the Securities Act (or any similar provision then in force), with respect to all such Registrable Securities (a “Registration Statement”); provided, however, that Atlas shall be not obligated to file more than three (3) Registration Statements under this Agreement in respect of Registrable Securities. With respect to any Registrable Securities owned by a Holder indirectly pursuant to a total return swap or similar transaction, if required under the Securities Act or other applicable law to permit the registration of such Registrable Securities under such Registration Statement, such Holder agrees (x) to unwind such total return swap or similar transaction to the reasonable satisfaction of Atlas or (y) to forego the registration of such Registrable Securities pursuant to such Registration Statement and, in such case, such Registrable Securities of such Holder shall cease to be Registrable Securities for purposes of this Agreement. Atlas shall use its commercially reasonable efforts to cause the Registration Statement to become effective no later than 180 days following receipt of such demand. A Registration Statement filed pursuant to this Section 2.01 shall be on such registration form of the Commission as is permissible under the Securities Act. Atlas will use its commercially reasonable efforts to cause the Registration Statement filed pursuant to this Section 2.01 to be continuously effective under the Securities Act until the date as of which all such Registrable Securities are sold by the Purchaser (the “Effectiveness Period”). The Registration Statement when effective (including the documents incorporated therein by reference) shall comply as to form with all applicable requirements of the Securities Act and the Exchange Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b) Delay Rights. Notwithstanding anything to the contrary contained herein, Atlas may, upon written notice to all of the Holders whose Registrable Securities are included in the Registration Statement, suspend such Holders’ use of any prospectus which is a part of the Registration Statement (in which event each such Holder shall discontinue sales of the Registrable Securities pursuant to the Registration Statement but such Holder may settle any contracted sales of Registrable Securities), if (i) Atlas is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and Atlas determines in good faith that Atlas’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Registration Statement, (ii) Atlas has completed an acquisition, merger or other business combination transaction that would require the preparation and filing with the SEC of financial statements pursuant to Rule 3-05 of Regulation S-X promulgated by the SEC (or a successor regulation) (a “Business Combination Event”), or (iii) Atlas has experienced some other material non-public event, the disclosure of which at such time, in the good faith judgment of Atlas, would materially adversely affect Atlas; provided, however, in no event shall such Holders be suspended under clauses (i) or (iii) of this Section 2.01(b) from selling Registrable Securities pursuant to the Registration Statement for a period that exceeds an aggregate of 30 days in any 90-day period or 90 days in any 365-day period. Upon disclosure of such information or the termination of the condition described above, Atlas shall (A) provide prompt notice to the Holders whose Registrable Securities are included in the Registration Statement, (B) promptly terminate any suspension of sales it has put into effect and (C) take such other actions to permit sales of Registrable Securities as contemplated in this Agreement.

Section 2.02 Underwritten Offering.

(a) Request for Underwritten Offering. In the event that one or more Holders collectively holding, directly or indirectly, including pursuant to a total return swap or similar transaction, $40 million or more of Registrable Securities, based on the Common Unit Price, elect to dispose of Registrable Securities under the Registration Statement pursuant to an Underwritten Offering, Atlas shall retain underwriters, effect such sale though an Underwritten Offering, including entering into an underwriting agreement in customary form with the Managing Underwriter or Underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.07 and take all reasonable actions as are requested by the Managing Underwriter or Underwriters to expedite or facilitate the disposition of such Registrable Securities. Atlas management shall participate in a roadshow or similar marketing effort on behalf of any such Holder or Holders if gross proceeds from such Underwritten Offering are reasonably expected to exceed $40 million.

(b) Limitation on Underwritten Offerings. In connection with any and all rights granted hereunder to the Holders to cause Atlas to engage underwriters to conduct an Underwritten Offering on behalf of the Holders, in no event shall Atlas be required to do more than an aggregate of two such Underwritten Offerings.

(c) General Procedures. In connection with any Underwritten Offering under this Agreement, Atlas shall be entitled to select the Managing Underwriter or Underwriters. In connection with an Underwritten Offering contemplated by this Agreement in which a Selling Holder participates, each Selling Holder and Atlas shall be obligated to enter into an underwriting agreement that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, Atlas to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with Atlas or the underwriters other than representations, warranties or agreements regarding such Selling Holder and its ownership of the securities being registered on its behalf, its intended method of distribution and any other representation required by Law. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to Atlas and the Managing Underwriter; provided, however, that such withdrawal must be made at a time up to and including the time of pricing of such Underwritten Offering. No such withdrawal or abandonment shall affect Atlas’s obligation to pay Registration Expenses.

Section 2.03 Sale Procedures. In connection with its obligations under this Article II, Atlas will, as expeditiously as possible:

(a) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith and any other registration statement contemplated by this Agreement or any supplement or amendment thereto as may be necessary to cause the Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto to be effective and to keep the Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto effective for the Effectiveness Period (or such period as is necessary to allow the sale of all Registrable Securities registered pursuant to a registration statement contemplated by Section 2.01 or 2.02 hereof) and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto;

(b) furnish to each Holder (i) as far in advance as reasonably practicable before filing the Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of the Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;

(c) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that Atlas will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(d) promptly notify each Selling Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of the Registration Statement or any other registration statement contemplated by this Agreement or any prospectus to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(e) immediately notify each Selling Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by Atlas of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, Atlas agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(f) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(g) in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for Atlas dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto, and a letter of like kind dated the date of the closing under the underwriting agreement, and (ii) a “cold comfort” letter, dated the date of the applicable registration statement or the date of any amendment or supplement thereto and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified Atlas’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities and such other matters as such underwriters or Selling Holders may reasonably request;

(h) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(i) make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and Atlas personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, however, that Atlas need not disclose any such information to any such representative unless and until such representative has entered into or is otherwise subject to a confidentiality agreement with Atlas satisfactory to Atlas (including any confidentiality agreement referenced in Section 11.3 of the Purchase Agreement);

(j) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by Atlas are then listed;

(k) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Atlas to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(l) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(m) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities;

(n) If the Purchaser could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the registration statement in respect of any registration of Registrable Securities of the Purchaser pursuant to this Agreement, and any amendment or supplement thereof (any such registration statement or amendment or supplement, a “Purchaser Underwriter Registration Statement”), then during the Effectiveness Period, Atlas will cooperate with the Purchaser in allowing the Purchaser to conduct customary “underwriter’s due diligence” with respect to Atlas and satisfy its obligations in respect thereof. In addition, during the Effectiveness Period, at the Purchaser’s request, Atlas will furnish to the Purchaser, on the date of the effectiveness of any Purchaser Underwriter Registration Statement and thereafter no more often than on a quarterly basis, (i) a letter, dated such date, from Atlas’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Purchaser, (ii) an opinion, dated as of such date, of counsel representing Atlas for purposes of such Purchaser Underwriter Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, including a standard “10b-5” opinion for such offering, addressed to the Purchaser and (iii) a standard officer’s certificate from the Chief Executive Officer and Chief Financial Officer of Atlas addressed to the Purchaser; provided, however, that with respect to any Underwritten Offering, Atlas’s obligations with respect to this Section 2.03(n) shall be limited to one time, with an additional bring down request within 30 days of the date of such documents. Atlas will also permit legal counsel to the Purchaser to review and comment upon any such Purchaser Underwriter Registration Statement at least five Business Days prior to its filing with the Commission and all amendments and supplements to any such Purchaser Underwriter Registration Statement within a reasonable number of days prior to their filing with the Commission and not file any Purchaser Underwriter Registration Statement or amendment or supplement thereto in a form to which the Purchaser’s legal counsel reasonably objects;

(o) Each Selling Holder, upon receipt of notice from Atlas of the happening of any event of the kind described in Section 2.03(e) of this Agreement, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.03(e) of this Agreement or until it is advised in writing by Atlas that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by Atlas, such Selling Holder will, or will request the managing underwriter or underwriters, if any, to deliver to Atlas (at Atlas’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice;

(p) If requested by a Purchaser, Atlas shall: (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as the Purchaser reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement; and

(q) Include in the plan of distribution section of a registrations statement the following language with respect to the selling unitholders:

“The selling unitholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling unitholders or borrowed from the selling unitholders or others to settle those sales or to close out any related open borrowings of Units, and may use securities received from the selling unitholders in settlement of those derivatives to close out any related open borrowings of Units.”

Section 2.04 Cooperation by Holders. Atlas shall have no obligation to include in the Registration Statement Registrable Securities of a Holder, or in an Underwritten Offering pursuant to Section 2.02. Registrable Securities of a Selling Holder, who has failed to timely furnish such information that Atlas determines, after consultation with counsel, is reasonably required to be furnished or conformed in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.05 Intentionally Omitted.

Section 2.06 Expenses.

(a) Certain Definitions. “Registration Expenses” means all expenses incident to Atlas’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on the Registration Statement pursuant to Section 2.01 hereof or an Underwritten Offering covered under this Agreement, and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing and The New York Stock Exchange fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the National Association of Securities Dealers, Inc., transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses and the fees and disbursements of one counsel to the Holders and independent public accountants for Atlas, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. “Selling Expenses” means all underwriting fees, discounts, selling commissions and fees of underwriters’ counsel allocable to the sale of the Registrable Securities.

(b) Expenses. Atlas will pay all reasonable Registration Expenses as determined in good faith, including, in the case of an Underwritten Offering, whether or not any sale is made pursuant to such Underwritten Offering. In addition, except as otherwise provided in 7 hereof, Atlas shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder.

Section 2.07 Indemnification.

(a) By Atlas. In the event of an offering of any Registrable Securities under the Securities Act pursuant to this Agreement, Atlas will indemnify and hold harmless each Selling Holder thereunder, its Affiliates that own Registrable Securities and their respective directors and officers, and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act, and its directors and officers (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof, arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading or arise out of or are based upon a Selling Holder being deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the registration statement in respect of any registration of Atlas’s securities, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that Atlas will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the Registration Statement or such other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such Selling Holder, its directors or officers or any underwriter or controlling Person, and shall survive the transfer of such securities by such Selling Holder.

(b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless Atlas, its directors and officers, and each Person, if any, who controls Atlas within the meaning of the Securities Act or of the Exchange Act, and its directors and officers, to the same extent as the foregoing indemnity from Atlas to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Registration Statement or any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.07. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.07 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party.

(d) Contribution. If the indemnification provided for in this Section 2.07 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 2.07 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.08 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, Atlas agrees to use its commercially reasonable efforts to:

(a) make and keep public information regarding Atlas available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

(b) file with the Commission in a timely manner all reports and other documents required of Atlas under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c) so long as a Holder owns any Registrable Securities, furnish, unless otherwise available at no charge by access electronically to the Commission’s EDGAR filing system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of Atlas, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 2.09 Transfer or Assignment of Registration Rights. The rights to cause Atlas to register Registrable Securities granted to the Purchaser by Atlas under this Article II may be transferred or assigned by the Purchaser to one or more transferee(s) or assignee(s) of such Registrable Securities or by total return swap or similar transaction; provided, however, that, except with respect to a total return swap or similar transaction, for any such assignment to be effective, (a) such transferee or assignee must be an Affiliate of the Purchaser or another Purchaser, (b) Atlas must be given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (c) such transferee or assignee must assume in writing responsibility for its portion of the obligations of the Purchaser under this Agreement.

Section 2.10 Limitation on Subsequent Registration Rights. From and after the date hereof, Atlas shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, grant registration rights to any other Person that would be superior to the Purchaser’s registration rights hereunder.

ARTICLE III

MISCELLANEOUS

Section 3.01 Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:

(a) if to Atlas, to the address set forth on its signature page;

(b) if to the Purchaser, to the address set forth on its signature page; and

(c) if to a transferee of the Purchaser, to such Holder at the address provided pursuant to Section 2.09 hereof.

All such notices and communications shall be deemed to have been received: at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or electronic mail; and when actually received, if sent by courier service or any other means.

Section 3.02 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.03 Aggregation of Preferred Units. All Preferred Units held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 3.04 Recapitalization, Exchanges, Etc. Affecting the Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of Atlas or any successor or assign of Atlas (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations and the like occurring after the date of this Agreement.

Section 3.05 Change of Control. Atlas shall not merge, consolidate or combine with any other Person unless the agreement providing for such merger, consolidation or combination expressly provides for the continuation of the registration rights specified in this Agreement with respect to the Registrable Securities or other equity securities issued pursuant to such merger, consolidation or combination.

Section 3.06 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

Section 3.07 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 3.08 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.09 Governing Law. The Laws of the State of New York shall govern this Agreement without regard to principles of conflict of Laws.

Section 3.10 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.11 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by Atlas set forth herein. This Agreement and the Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.12 Amendment. This Agreement may be amended only by means of a written amendment signed by Atlas and the Holders of at least 75% of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.

Section 3.13 No Presumption. If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.14 Obligations Limited to Parties to Agreement. Each of the Parties hereto covenants, agrees and acknowledges that no Person other than the Purchaser (and its permitted assignees) and Atlas shall have any obligation hereunder and that, notwithstanding that the Purchaser is a partnership, no recourse under this Agreement or the Purchase Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of the Purchaser or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of the Purchaser or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Purchaser under this Agreement or the Purchase Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation.

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IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

ATLAS RESOURCE PARTNERS, L.P.

By: Atlas Resource Partners GP, LLC, its general partner

By:	/s/ Lisa Washington
Name: Lisa Washington
Title: Secretary and Chief Legal Officer

Address for notices:	Atlas Resource Partners, L.P. 1000 Commerce Dr., Suite 400
Pittsburg, PA 15275 Fax: 215-405-3882
Attn: Sean McGrath

With copies to:	Ledgewood
1900 Market Street, Suite 750
Philadelphia, PA 19103
Fax: 215-735-2513
Attn: Mark E. Rosenstein

[Signature Page to Series C Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

ATLAS ENERGY, L.P.

By: Atlas Energy GP, LLC, its general partner

By:	/s/ Sean McGrath
Name: Sean McGrath
Title: Chief Financial Officer

Address for notices:	Atlas Energy, L.P. 1000 Commerce Dr., Suite 400
Pittsburg, PA 15275 Fax: 215-405-3882
Attn: Sean McGrath

With copies to:	Ledgewood
1900 Market Street, Suite 750
Philadelphia, PA 19103
Fax: 215-735-2513
Attn: Mark E. Rosenstein

[Signature Page to Series C Registration Rights Agreement]